Exhibit 99.1

Contact:
Investor Relations
Intersil Corporation
(408) 546-3399

Intersil Corporation Reports First Quarter 2013 Results

Milpitas, CA,  April 24, 2013 – Intersil Corporation (NASDAQ Global Select: ISIL), a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors, today announced results for the quarter ended March 29, 2013.

Revenue of $131.7 million for the first quarter of 2013 compares to $137.5 million in the fourth quarter of 2012 and $156.0 million for the same quarter last year. Revenue by end market is summarized below.

	Q1 2013	Q1 2013	Q4 2012	Q1 2012	Q1 2012	Q1 2012
End Market:	Revenue	% of Revenue	Revenue	% of Revenue	Revenue	% of Revenue
Industrial & infrastructure	$ 77.5	59%	$ 78.6	57%	$ 86.9	56%
Personal computing	$ 30.9	23%	$ 28.6	21%	$ 39.4	25%
Consumer	$ 23.3	18%	$ 30.3	22%	$ 29.7	19%
Revenue	$ 131.7		$ 137.5		$ 156.0

Note: Dollars in millions; totals and percentages may not calculate precisely due to rounding.

On a GAAP basis, the gross margin was 53.8%.  Operating expenses were $91.1 million, including restructuring-related costs of $16.8 million, resulting in an operating loss of $20.1 million.  After recording a tax benefit of $22.8 million, augmented by the reinstatement of the R&D tax credit, net income for the quarter was $2.5 million or $0.02 per diluted share.

The following non-GAAP results exclude the impact of equity-based compensation, deferred compensation expense, amortization of purchased intangibles, restructuring-related costs and related tax effects. Gross margin was 54.1% for the quarter. Operating expenses were $62.2 million, which was below guidance due to actions taken during the quarter. Operating income, therefore, was better than expected at $9.1 million, or 6.9% of revenue. Net income was $7.2 million and earnings per share was $0.06 per diluted share.

Cash flow from operations for the period was $16.2 million,  contributing to cash and short-term investment balances of $161.2 million at the end of March 2013.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on May 24, 2013  to shareholders of record as of the close of business on May 14, 2013.

“In February, Intersil initiated a restructuring plan to more closely align its cost structure to current sales levels. With me joining in March, we will now focus our attention on achieving strategic alignment, as we reposition our investments in areas where we can compete more effectively and profitably,” said Necip Sayiner, President and CEO.

Exhibit 99.1

Second Quarter 2013 Outlook

Note: Fiscal second quarter will include 14 weeks (one additional week than normal).

	GAAP	Reconciling items	Non-GAAP
Revenue	$135 - $142 million		$135 - $142 million
Gross margin	Flat to up 50 basis points		Flat to up 50 basis points
Operating expenses	$75 million	$7 million equity compensation	$60 million

$6.5 million amort. of intangibles

$1.5 million of restructuring costs
(Loss) earnings per share	$(0.03) to $(0.02)		$0.07 to $0.10

Intersil will discuss its first quarter 2013 financial results during its scheduled conference call following market close on April 24, 2013. To participate in the conference call, please dial (800) 798-2864 and international participants please dial (617) 614-6206, using the password 67562029 at approximately 1:40 p.m. Pacific Time. You may also listen to the call via webcast on Intersil’s investor relations website: ir.intersil.com.   A copy of the prepared remarks and presentation accompanying the conference call are also available on Intersil’s investor relations website.

A replay of the earnings conference call will be available on Intersil’s website, or may be accessed for two weeks by dialing (888) 286-8010, international dial (617) 801-6888, using the password 39991257.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The Company's products address some of the largest markets within the industrial and infrastructure,  personal computing and high-end consumer markets. For more information about Intersil or to find out how to become a member of our winning team, visit our website and career page at www.intersil.com.

About Non-GAAP Financial Results

The presentation of non-GAAP financial information is intended to be considered together with the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release. Management uses non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that non-GAAP financial measures provide meaningful supplemental information regarding Intersil’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of recurring core business operating results.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and

Exhibit 99.1

assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended
	Mar. 29,	Dec. 28,	Mar. 30,
	2013	2012	2012
	Q1 2013	Q4 2012	Q1 2012

Revenue	$ 131.7	$ 137.5	$ 156.0
Cost of revenue	60.8	63.2	70.8
Gross profit	70.9	74.3	85.2
Gross margin	53.8%	54.0%	54.6%
Expenses:
Research and development	37.3	37.6	44.4
Selling, general and administrative	30.4	33.5	34.2
Amortization of purchased intangibles	6.5	7.6	7.2
Restructuring-related costs	16.8	0.7	1.5
Income from IP agreements	-	(1.0)	-
Operating loss	(20.1)	(4.1)	(2.2)
Gain on deferred comp. investments	0.5	-	0.7
Interest income	0.1	0.1	0.2
Interest expense and fees	(0.7)	(7.0)	(2.0)
Loss before income taxes	(20.3)	(11.0)	(3.3)
Income tax (benefit) expense	(22.8)	10.9	-
Net income (loss)	$ 2.5	$ (21.8)	$ (3.3)

Earnings (loss) per share:
Basic	$ 0.02	$ (0.17)	$ (0.03)
Diluted	$ 0.02	$ (0.17)	$ (0.03)

Weighted average shares outstanding:
Basic	126.3	126.5	126.6
Diluted	126.3	126.5	126.6

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In millions)

	Mar. 29,	Dec. 28,
	2013	2012
Assets
Current assets:
Cash and short-term investments	$ 161.2	$ 163.6
Trade receivables, net	52.4	54.7
Inventories	72.6	74.9
Prepaid expenses and other current assets	12.5	14.5
Income taxes receivable	22.6	-
Deferred income tax assets	20.0	20.0
Total current assets	341.4	327.6
Non-current assets:
Property, plant and equipment, net	83.5	85.4
Purchased intangibles, net	76.5	83.0
Goodwill	565.4	565.4
Deferred income tax assets	86.6	85.5
Other non-current assets	78.8	80.8
Total non-current assets	890.8	900.2
Total assets	$ 1,232.2	$ 1,227.8

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 25.3	$ 22.2
Deferred income	9.7	9.6
Income taxes payable	5.9	1.3
Other accrued expenses	72.3	67.2
Total current liabilities	113.2	100.3
Non-current liabilities:
Income taxes payable	111.0	111.7
Other non-current liabilities	19.3	21.1
Total non-current liabilities	130.3	132.9
Total shareholders' equity	988.8	994.6
Total liabilities and shareholders' equity	$ 1,232.2	$ 1,227.8

Note: Totals may not add precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In millions)

	Quarter Ended
	Mar. 29,	Dec. 28,	Mar. 30,
	2013	2012	2012
	Q1 2013	Q4 2012	Q1 2012
Operating activities:
Net income (loss)	$ 2.5	$ (21.8)	$ (3.3)
Depreciation	5.7	4.9	4.9
Amortization of purchased intangibles	6.5	7.6	7.2
Equity-based compensation	5.4	5.3	5.3
Provision for inventory obsolescence	2.6	4.4	1.4
Other	(0.3)	(0.3)	0.2
Deferred income taxes	(1.1)	3.7	-
Net changes in operating assets and liabilities	(5.0)	19.4	6.1
Net cash flows from operating activities	16.2	23.2	21.9

Investing activities:
Proceeds from investments	-	-	26.5
Net capital expenditures	(5.3)	(6.7)	(1.5)
Net cash flows from investing activities	(5.3)	(6.7)	25.0

Financing activities:
Proceeds from and tax impact of equity-based awards	2.9	(0.3)	(0.6)
Repayments of long-term debt	-	(150.0)	(25.0)
Repurchase of common shares	-	(8.9)	-
Dividends paid	(15.3)	(15.2)	(15.4)
Net cash flows from financing activities	(12.4)	(174.4)	(41.0)

Effect of exchange rates on cash and cash equivalents	(0.8)	(0.3)	0.1

Net change in cash and cash equivalents	(2.3)	(158.3)	6.0

Cash and cash equivalents as of the beginning of the period	158.8	317.1	383.7

Cash and cash equivalents as of the end of the period	$ 156.5	$ 158.8	$ 389.7

Note: Totals may not add precisely due to rounding. Cash and cash equivalents does not include short-term investments as presented on the balance sheet.

Exhibit 99.1

Intersil Corporation
Additional Financial Information
Unaudited
(In millions)

	Quarter Ended
	Mar. 29,	Dec. 28,	Mar. 30,
	2013	2012	2012
	Q1 2013	Q4 2012	Q1 2012
EBITDA:
Operating loss	$ (20.1)	$ (4.1)	$ (2.2)
Depreciation	5.7	4.9	4.9
Amortization of purchased intangibles	6.5	7.6	7.2
Equity-based compensation	5.4	5.3	5.3
EBITDA	$ (2.6)	$ 13.7	$ 15.2

Free cash flow:
Cash flows from operations	$ 16.2	$ 23.2	$ 21.9
Net capital expenditures	5.3	6.7	1.5
Free cash flow	$ 10.9	$ 16.4	$ 20.4

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 0.4	$ 0.3	$ 0.4
Research and development	2.3	2.2	3.0
Selling, general and administrative	2.7	2.8	1.9

Note: Totals may not add precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended
	Mar. 29,	Dec. 28,	Mar. 30,
	2013	2012	2012
	Q1 2013	Q4 2012	Q1 2012

Revenue	$ 131.7	$ 137.5	$ 156.0

Non-GAAP gross margin:
GAAP gross margin	53.8%	54.0%	54.6%
Equity-based compensation COS	0.3%	0.3%	0.2%
Non-GAAP gross margin	54.1%	54.3%	54.8%

Non-GAAP operating expenses:
GAAP operating expenses	$ 91.1	$ 78.4	$ 87.4
Restructuring-related costs	(16.8)	(0.7)	(1.5)
Deferred compensation expense	(0.5)	(0.1)	(0.8)
Equity-based compensation (excl. COS)	(5.0)	(5.0)	(5.0)
Amortization of purchased intangibles	(6.5)	(7.6)	(7.2)
Income from IP agreements	-	1.0	-
CEO severance costs	-	(3.1)	-
Non-GAAP operating expenses	$ 62.2	$ 62.9	$ 72.8

Non-GAAP operating income:
GAAP operating loss	$ (20.1)	$ (4.1)	$ (2.2)
Restructuring-related costs	16.8	0.7	1.5
Deferred compensation expense	0.5	0.1	0.8
Equity-based compensation	5.4	5.3	5.3
Amortization of purchased intangibles	6.5	7.6	7.2
Income from IP agreements	-	(1.0)	-
CEO severance costs	-	3.1	-
Non-GAAP operating income	$ 9.1	$ 11.7	$ 12.7

Non-GAAP operating margin:
GAAP operating margin	(15.3)%	(3.0)%	(1.4)%
Excluded items as a percent of revenue	22.2%	11.5%	9.5%
Non-GAAP operating margin	6.9%	8.5%	8.1%

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended
	Mar. 29,	Dec. 28,	Mar. 30,
	2013	2012	2012
	Q1 2013	Q4 2012	Q1 2012

Non-GAAP net income:
GAAP net income (loss)	$ 2.5	$ (21.8)	$ (3.3)
Tax adjustments from non-cash and discrete items	(24.0)	7.5	(2.5)
Restructuring-related costs	16.8	0.7	1.5
Loss on interest rate swaps	-	5.9	-
Equity-based compensation	5.4	5.3	5.3
Amortization of purchased intangibles	6.5	7.6	7.2
Income from IP agreements	-	(1.0)	-
CEO severance costs	-	3.1	-
Non-GAAP net income	$ 7.2	$ 7.3	$ 8.2

Diluted shares outstanding	126.3	126.5	126.6

Non-GAAP earnings per diluted share:
GAAP earnings (loss) per diluted share	$ 0.02	$ (0.17)	$ (0.03)
Excluded items per share impact	0.04	0.23	0.09
Non-GAAP earnings per diluted share	$ 0.06	$ 0.06	$ 0.06

Note: Totals and percentages may not add or calculate precisely due to rounding.